MEDLINK INTERNATIONAL INC. AND ANYWHERE MD., INC
PROFORMA COMBINED BALANCE SHEET
December 31, 2006
			Effect of
	Medlink	Anywhere	Anywhere MD, Inc.	Post
	International, Inc.	MD, Inc	Acquistion	Acquisition

ASSETS

Current asssets:
Cash	$-	$3,552	$(100,000)	$(96,448)
Loan receivable from shareholder	-	39,372	-	39,372
Inventory	-	2,000	-	2,000
Total current assets	-	44,924	(100,000)	(55,076)
	-		-
Property and equipment, net	56,734	16,208	-	72,942

Investment in Anywhere MD			1,162,582
				1,162,582
Deposits	5,400	-	-	5,400

Total Assets	$62,134	$61,132	$1,062,582	$1,185,848

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
Cash overdraft	$11,047	$-		$11,047
Accounts payable and accrued expenses	382,509	61,730	-	444,239
Deferred revenue	-	70,384	-	70,384
Minority interest			70,437	70,437
Current portion of lease payable	0	5,500	-	5,500
Due to prior owner			875,000	875,000
Loans payable to shareholders	56,281	102,850	-	159,131
	449,837	240,464	945,437	1,635,738
			-
Long term lease payable	-	8,250	-	8,250
			-
Commitments and contingencies			-
			-
Shareholders' Equity:			-
Preferred stock; $0.001 par value
5,000,0000 shares authorized, none issued
Common stock:
Class A; $0.001 par value, 150,000,000 shares
authorized , 14,396,822 shares issued and outstanding	14,397			14,397
Class B; $0.001 par value, 50,000,000 shares
authorized , 2,250,000 shares issued and outstanding	2,250			2,250
250,000,000 shares authorized; 208,875,000 and		208,875	(208,875)	-
206,375,000 shares issued and outstanding at
December 31, 2006 and 2005, respectively
Deferred charges	(159,538)		-	(159,538)
Subscriptions receivable	(19,783)		-	(19,783)
Treasury stock (183,446 shares), at cost	(130,551)		-	(130,551)
Additional paid-in capital	10,730,163	(116,373)	116,373	10,730,163
Accumulated deficit	(10,824,641)	(280,084)	280,084	(10,824,641)
Accumulated deficit	-	-	(70,437)	(70,437)

Total shareholders' deficit	(387,703)	(187,582)	117,145	(458,140)

Total Liabilities and Shareholders' Deficit	$62,134	$61,132	$1,062,582	$1,185,848

The accompanying notes are an integral part of these financial statements.
F-2

 MEDLINK INTERNATIONAL INC. AND ANYWHERE MD., INC

 PROFORMA COMBINED BALANCE SHEET

 December 31, 2006

Effect of

Medlink
Anywhere MD
Anywhere MD
Post

2006
2006
Acquistion
Acquisition

 Revenues
$
11,364
$
578,710
$
590,074

 Cost of goods sold
0
31,073
31,073

 Gross profit
11,364
547,637
559,001

 Operating expense:

 Selling expense
0
59,929
59,929

 General and administrative expense
1,550,458
551,114
2,101,572

1,550,458
611,043
2,161,501

 Net loss from operations before impairment of assets
(1,539,094
)
(63,406
)
(1,602,500
)

 Loss on impairment of assets
(49,814
)
-
(49,814
)

 Loss from continuing operations before

 minority interest
(1,588,908
)
(63,406
)
(1,652,314
)

 Minority interest
-
23,809
23,809

 Net income (loss)
$
(1,539,094
)
$
(63,406
)
$
23,809
$
(1,578,691
)

 Weighted average common shares outstanding -

 basic and diluted
13,119,076
0
0
13,119,076

 Net loss per share – basic and diluted
($0.12
)
$0.00

($0.12
)

The accompanying notes are an integral part of these financial statements.

F-3